Exhibit 99.1

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (in millions of U.S. dollars)

	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26.8	$29.8
Accounts receivable	46.7	49.5
Current portion of derivative instruments asset	—	0.2
Inventory	15.7	13.1
Prepayments and other current assets	10.6	10.4
Refundable income taxes	2.5	4.1
Total current assets	102.3	107.1

Property, plant, and equipment, net	845.2	882.4
Equity investment in unconsolidated affiliate	139.5	153.8
Power purchase agreements and intangible assets, net	386.5	416.3
Goodwill	291.2	296.3
Derivative instruments asset	0.9	1.2
Deferred financing costs	38.8	—
Other assets	9.2	9.9
Total assets	$1,813.6	$1,867.0

Liabilities
Current liabilities:
Accounts payable	$43.0	$34.4
Accrued interest	0.3	10.5
Other accrued liabilities	23.6	30.1
Current portion of long-term debt	6.2	190.2
Current portion of derivative instruments liability	20.7	18.7
Dividends payable	—	3.1
Other current liabilities	8.1	5.2
Total current liabilities	101.9	292.2

Long-term debt	753.9	423.1
Derivative instruments liability	41.9	61.9
Deferred income taxes	93.6	106.2
Power purchase and fuel supply agreement liabilities, net	36.9	38.7
Other long-term liabilities	56.2	59.2
Total liabilities	1,084.4	981.3
Commitments and contingencies

Equity
Partners’ capital	1,020.1	1,011.6
Preferred shares issued by a subsidiary company	221.3	221.3
Accumulated other comprehensive loss	(23.6)	(22.2)
Retained deficit	(488.6)	(325.0)
Total equity	729.2	885.7
Total liabilities and equity	$1,813.6	$1,867.0

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in millions of U.S. dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Project revenue:
Energy sales	$57.8	$54.1	$114.8	$112.0
Energy capacity revenue	34.1	35.8	62.5	67.3
Other	19.1	16.0	48.3	42.1
	111.0	105.9	225.6	221.4
Project expenses:
Fuel	45.9	45.4	97.5	92.3
Operations and maintenance	22.7	37.8	44.8	58.7
Depreciation and amortization	27.9	28.9	55.7	58.0
	96.5	112.1	198.0	209.0
Project other income (expense):
Change in fair value of derivative instruments	1.5	7.4	17.5	15.5
Equity in earnings of unconsolidated affiliates	0.2	0.3	0.9	1.0
Interest expense, net	(0.1)	(2.8)	(6.2)	(5.7)
Other (expense) income, net	(14.8)	0.8	(14.8)	0.8
	(13.2)	5.7	(2.6)	11.6
Project income (loss)	1.3	(0.5)	25.0	24.0

Administrative and other expenses (income):
Administration	—	0.1	0.1	0.1
Interest, net	12.8	6.3	44.2	12.7
Foreign exchange loss (gain)	6.7	(5.5)	0.1	(7.9)
Other income, net	—	—	(2.1)	—
	19.5	0.9	42.3	4.9
(Loss) income from continuing operations before income taxes	(18.2)	(1.4)	(17.3)	19.1
Income tax expense (benefit)	0.9	(4.0)	(9.9)	(6.7)
Net (loss) income from continuing operations	(19.1)	2.6	(7.4)	25.8
Net income (loss) from discontinued operations	—	0.5	(0.1)	0.6
Net (loss) income	(19.1)	3.1	(7.5)	26.4
Net income attributable to preferred shares dividends of a subsidiary company	3.1	3.1	5.9	6.3
Net (loss) income attributable to Atlantic Power Limited Partnership	$(22.2)	$—	$(13.4)	$20.1

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in millions of U.S. dollars)

(unaudited)

	Six months ended June 30,
	2014	2013
Cash flows from operating activities:
Net (loss) income	$(7.5)	$26.4
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	55.7	58.0
Gain on sale of asset	(2.1)	—
Impairment charges	14.8	—
Distributions from unconsolidated affiliate	15.3	—
Equity in earnings from unconsolidated affiliate	(0.9)	(1.0)
Unrealized foreign exchange gain	0.1	(1.5)
Change in fair value of derivative instruments	(17.5)	(15.5)
Change in deferred income taxes	(12.5)	(9.7)
Change in other operating balances
Accounts receivable	2.8	10.6
Inventory	(2.6)	1.1
Prepayments, supplies and other assets	3.7	0.3
Accounts payable	9.9	(4.0)
Accruals and other liabilities	(15.3)	(7.7)
Cash flows provided by operating activities	43.9	57.0

Cash flows used in investing activities:
Proceeds from sale of asset, net	1.0	—
Purchase of property, plant and equipment	(3.6)	(2.2)
Cash flows used in investing activities	(2.6)	(2.2)

Cash flows used in financing activities:
Proceeds Senior secured term loan facility	600.0	—
Repayment of corporate and project-level debt	(452.6)	—
Contributions from parent	8.1	—
Distributions to parent	(150.4)	(43.9)
Deferred financing costs	(40.5)	—
Dividends paid on preferred shares of a subsidiary company	(8.9)	(6.3)
Cash flows used in financing activities	(44.3)	(50.2)

Net (decrease) increase in cash and cash equivalents	(3.0)	4.6
Cash and cash equivalents at beginning of period	29.8	11.3
Cash and cash equivalents at end of period	$26.8	$15.9

Supplemental cash flow information
Interest paid	$53.9	$18.2
Taxes paid	$1.4	$2.7